Exhibit 99.1

SPHERE ENTERTAINMENT CO.

(FORMERLY MADISON SQUARE GARDEN ENTERTAINMENT CORP.)

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

(Dollars in thousands)

On April 20, 2023, Sphere Entertainment Co., formerly Madison Square Garden Entertainment Corp. (the “Registrant”), distributed approximately 67% of the outstanding common stock of Madison Square Garden Entertainment Corp., formerly MSGE Spinco, Inc. (“MSGE”), to its stockholders (the “Distribution”), with the Registrant retaining approximately 33% of the outstanding MSGE common stock immediately following the Distribution. The Registrant contributed to MSGE the Registrant’s subsidiaries that hold all of the interests in the traditional live entertainment business previously owned and operated by the Registrant and the arenas and other venues previously owned, leased or operated by the Registrant, with the exception of the Sphere venue in Las Vegas which was retained by the Registrant after the date of the Distribution. Subsequent to the Distribution, the Registrant will no longer consolidate the financial results of MSGE for the purpose of its own financial reporting. MSGE is now a New York Stock Exchange listed public company under the symbol “MSGE.” After the date of the Distribution, the historical financial results of MSGE will be reflected in the Registrant’s consolidated financial statements as discontinued operations under U.S. generally accepted accounting principles (“GAAP”) for all periods presented through the Distribution date, effective with the filing with the U.S. Securities and Exchange Commission (the “SEC”) of the Registrant’s Annual Report on Form 10-K for the year ending June 30, 2023.

The Registrant will measure its remaining approximately 33% ownership interest in MSGE at fair value prospectively from the date of the Distribution. This ownership interest and the related earnings impact from the initial recognition and subsequent changes in fair value in the ownership interest will be recognized in continuing operations.

The accompanying unaudited pro forma condensed consolidated financial information reflect certain known impacts of the Distribution and the separation of MSGE from the Registrant. The unaudited pro forma condensed consolidated statements of operations present MSGE as discontinued operations for the six months ended December 31, 2022 and the years ended June 30, 2022, 2021 and 2020, respectively, in a manner consistent with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 205-20, Discontinued Operations, as if the Distribution occurred on July 1, 2019. In addition, the unaudited pro forma condensed consolidated statements of operations for the six months ended December 31, 2022 and the year ended June 30, 2022, reflect certain adjustments that are incremental to those related to the Distribution discussed above, as if the other transactions described herein occurred on July 1, 2021. The unaudited pro forma condensed consolidated statements of operations do not give effect to any gains or charges associated with changes in the fair value of the Registrant’s ownership interest in MSGE due to changes in the share price of those shares on the date of and subsequent to the Distribution. The unaudited pro forma condensed consolidated balance sheet as of December 31, 2022 reflects adjustments related to the Distribution, as well as certain adjustments that are incremental to those related to the Distribution discussed above, as if the other transactions described herein occurred on December 31, 2022. All adjustments shown on the unaudited pro forma condensed consolidated financial information are transaction accounting adjustments.

The unaudited pro forma condensed consolidated financial information has been derived from the Registrant’s historical consolidated financial statements and reflect certain assumptions and adjustments that management believes are reasonable under the circumstances and given the information available at this time. This unaudited pro forma condensed consolidated financial information reflects other adjustments that, in the opinion of management, are necessary to state fairly the pro forma financial position and results of the operations as of and for the periods indicated. The unaudited pro forma condensed consolidated financial information is provided for illustrative and informational purposes only and are not intended to represent or be indicative of what the Registrant’s financial condition or results of operations would have been had the Registrant operated historically as an independent organization from MSGE or if the Distribution had occurred on the dates indicated. The unaudited pro forma condensed consolidated financial information also should not be considered representative of the Registrant’s future consolidated financial position or consolidated results of operations. The unaudited pro forma condensed consolidated financial information should be read in conjunction with the Registrant’s historical consolidated financial statements and accompanying notes.

The unaudited pro forma condensed consolidated financial information has been prepared in accordance with Regulation S-X Article 11, Pro Forma Financial Information.

The following is a brief description of the amounts recorded under each of the column headings in the accompanying unaudited pro forma condensed consolidated financial information:

Historical

This column represents the Registrant’s historical financial position as of December 31, 2022, and historical results of operations for the six months ended December 31, 2022 and years ended June 30, 2022, 2021 and 2020 prior to any adjustments for the Distribution and pro forma adjustments described under the headings “Distribution of MSGE” and “Transaction Accounting Adjustments” below.

Historical Intercompany Eliminations

This column represents adjustments to reflect revenues and operating expenses for transactions between the Registrant and MSGE that were previously eliminated in the consolidation of the Registrant’s historical results and will no longer be eliminated after the Distribution as such arrangements will become related-party in nature. These arrangements primarily related to (i) the TAO Group Hospitality LLC’s suite license payment for the right to use a specific suite at Madison Square Garden (“The Garden”) and (ii) certain suite catering services provided by TAO Group Hospitality LLC to MSGE.

Distribution of MSGE

This column represents the elimination of the historical assets and liabilities and results of operations of MSGE from the Registrant’s historical consolidated balance sheet as of December 31, 2022 and statements of operations for the six months ended December 31, 2022 and years ended June 30, 2022, 2021, and 2020, respectively. Amounts in this column for the statement of operations for the six months ended December 31, 2022 also includes transaction costs directly attributable to the Distribution. Amounts in this column will be reflected in the Registrant’s consolidated financial statements as discontinued operations in the Registrant’s filings with the SEC subsequent to the Distribution.

Pro Forma Continuing Operations

This column represents the Registrant’s historical results of operations after the adjustments made to reflect the transactions associated with the Distribution that qualify as discontinued operations under U.S. GAAP. Note that amounts in this column include certain general corporate overhead costs that do not meet the criteria for discontinued operations presentation and thus will be presented in future filings as part of the Registrant’s continuing operations. However, the Registrant expects that a significant portion of these expenses will no longer be incurred by the Registrant subsequent to the Distribution.

Transaction Accounting Adjustments

This column represents the impacts of the Distribution and related transactions based on available information and assumptions that the Registrant’s management believes are reasonable. The Transaction Accounting Adjustments represent the Registrant’s current best estimates and may differ materially from those that will be calculated to report MSGE as discontinued operations in the Registrant’s future filings.

In preparing the pro forma condensed consolidated financial information, we did not include adjustments for the following items:

•

The Registrant has elected to account for the retained interest of approximately 33% of the outstanding common stock of MSGE prospectively using the fair value option under FASB ASC 825, Financial Instruments. The unaudited pro forma condensed consolidated financial information do not give effect to any gains or charges associated with changes in the fair value of the Registrant’s ownership interest in MSGE upon initial fair value measurement or subsequently due to changes in the share price of common stock subsequent to the Distribution because the Registrant cannot determine what the changes in fair value of the retained interest would have been had the Distribution occurred on July 1, 2019 for the purposes of the unaudited pro forma condensed consolidated statement of operations and on December 31, 2022 for the purposes of the unaudited pro forma condensed consolidated balance sheet, respectively.

•

On April 20, 2023, MSG Entertainment Holdings, LLC (“MSG Entertainment Holdings”) entered into a delayed draw term loan facility (the “DDTL Facility”) with the Registrant. Pursuant to the DDTL Facility, MSG Entertainment Holdings has committed to lend up to $65,000 in delayed draw term loans to the Registrant on an unsecured basis for a period of 18 months following the consummation of the Distribution. The DDTL Facility will mature and any unused commitments thereunder will expire on October 20, 2024. Borrowings under the DDTL Facility will bear interest at a variable rate equal to either, at the option of the Registrant, (a) a base rate plus an applicable margin, or (b) Term SOFR plus 0.10%, plus an applicable margin. The applicable margin is equal to the applicable margin under the Credit Agreement, dated as of June 30, 2022, among MSG National Properties, LLC, the guarantors party thereto, the lenders party thereto, the issuing banks party thereto and JPMorgan Chase Bank, N.A., in its capacity as administrative agent, plus 1.00% per annum. Subject to customary borrowing conditions, the DDTL Facility may be drawn in up to six separate borrowings of $5 million or more. The DDTL Facility is prepayable at any time without penalty and amounts repaid on the DDTL Facility may not be reborrowed. The Registrant shall only be permitted to use the proceeds of the DDTL Facility (i) for funding costs associated with the Sphere initiative and (ii) in connection with refinancing of the indebtedness under that certain amended and restated credit agreement, dated as of October 11, 2019, among MSGN Holdings, L.P., as borrower, the guarantors party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, as amended, modified, restated or supplemented from time to time. The DDTL Facility contains certain representations and warranties and affirmative and negative covenants, including, among others, financial reporting, notices of material events, and limitations on asset dispositions, restricted payments, and affiliate transactions.

The Registrant does not expect to draw on the DDTL Facility at the completion of the Distribution; however, if the Registrant were to do so, the Registrant’s cash balance would increase and it would recognize a loan payable for the DDTL Facility up to a maximum of $65,000. In addition, future periods would reflect an interest payable for the DDTL Facility and the related interest expense. If the full capacity of the DDTL Facility was utilized assuming the rates in place as of December 31, 2022, the Registrant would have recorded approximately $2,984 and $5,967 of interest expense for the six months ended December 31, 2022 and the year ended June 30, 2022, respectively, in its unaudited pro forma condensed consolidated statements of operations. Assuming the DDTL Facility was fully drawn, a 1% change in the interest rate would result in approximately $650 of incremental interest expense by the Registrant. As the Registrant is not currently expected to exercise its right to utilize the DDTL Facility at the completion of the Distribution, management has not adjusted the unaudited pro forma condensed consolidated financial information herein.

Sphere Entertainment Co.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Six Months Ended December 31, 2022

(Dollars in thousands, except per share data)

	(1)	(2)	(3)	(1) + (2) - (3) = (4)	(5)		(4) + (5) = (6)
	Historical (a)	Historical Intercompany Eliminations (b)	Distribution of MSGE (c)	Pro Forma Continuing Operations (d)	Transaction Accounting Adjustments	Notes	Pro Forma
Revenues	$1,043,416	$1,255	$493,530	$551,141	$—		$551,141
Operating expenses:
Direct operating expenses	602,860	1,255	281,148	322,967	(1,661)	(e)	321,306
Selling, general and administrative expenses	346,843	—	65,368	281,475	(35,770)	(e)	245,705
Depreciation and amortization	58,814	—	31,571	27,243	—		27,243
Impairment and other (gains) losses, net	(7,885)	—	(4,412)	(3,473)	—		(3,473)
Restructuring charges	13,682	—	5,608	8,074	—		8,074

Operating income (loss)	29,102	—	114,247	(85,145)	37,431		(47,714)
Other income (expense):
Loss in equity method investments	(3,233)	—	—	(3,233)	—		(3,233)
Interest income	7,557	—	1,519	6,038	—		6,038
Interest expense	(3,061)	—	(3,061)	—	—		—
Other income (expense), net	905	—	(1,287)	2,192	—		2,192

	2,168	—	(2,829)	4,997	—		4,997

Income (loss) from operations before income taxes	31,270	—	111,418	(80,148)	37,431		(42,717)
Income tax benefit (expense)	(4,756)	—	(21,415)	16,659	(11,189)	(f)	5,470

Net income (loss)	26,514	—	90,003	(63,489)	26,242		(37,247)
Less: Net income (loss) attributable to redeemable noncontrolling interests	4,153	—	—	4,153	—		4,153
Less: Net income (loss) attributable to nonredeemable noncontrolling interest	(466)	—	(553)	87	—		87

Net income (loss) attributable to Sphere Entertainment Co.’s stockholders	$22,827	$—	$90,556	$(67,729)	$26,242		$(41,487)

Basic earnings (loss) per common share attributable to Sphere Entertainment Co.’s stockholders	$0.66						$(1.20	) (g)
Diluted earnings (loss) per common share attributable to Sphere Entertainment Co.’s stockholders	$0.66						$(1.20	) (g)
Weighted-average number of common shares outstanding:
Basic	34,544						34,544	(g)
Diluted	34,609						34,544	(g)

Sphere Entertainment Co.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended June 30, 2022

(Dollars in thousands, except per share data)

	(1)	(2)	(3)	(1) + (2) - (3) = (4)	(5)		(4) + (5) = (6)
	Historical (a)	Historical Intercompany Eliminations (b)	Distribution of MSGE (c)	Pro Forma Continuing Operations (d)	Transaction Accounting Adjustments	Notes	Pro Forma
Revenues	$1,724,618	$2,715	$632,611	$1,094,722	$—		$1,094,722
Operating expenses:
Direct operating expenses	1,009,245	2,522	417,096	594,671	(3,319)	(e)	591,352
Selling, general and administrative expenses	681,796	193	111,323	570,666	(90,019)	(e)	480,647
Depreciation and amortization	124,629	—	69,534	55,095	—		55,095
Impairment and other (gains) losses, net	(3,045)	—	—	(3,045)	—		(3,045)
Restructuring charges	14,690	—	1,286	13,404	—		13,404

Operating income (loss)	(102,697)	—	33,372	(136,069)	93,338		(42,731)
Other income (expense):
Loss in equity method investments	(5,027)	—	—	(5,027)	—		(5,027)
Interest income	4,210	—	613	3,597	—		3,597
Interest expense	(27,155)	—	(27,155)	—	—		—
Loss on extinguishment of debt	(35,815)	—	(35,629)	(186)	—		(186)
Other income (expense), net	(49,448)	—	(49,033)	(415)	—		(415)

	(113,235)	—	(111,204)	(2,031)	—		(2,031)

Income (loss) from operations before income taxes	(215,932)	—	(77,832)	(138,100)	93,338		(44,762)
Income tax benefit (expense)	25,785	—	14,871	10,914	(27,938)	(f)	(17,024)

Net income (loss)	(190,147)	—	(62,961)	(127,186)	65,400		(61,786)
Less: Net income (loss) attributable to redeemable noncontrolling interests	7,739	—	—	7,739	—		7,739
Less: Net income (loss) attributable to nonredeemable noncontrolling interest	(3,491)	—	(2,864)	(627)	—		(627)

Net income (loss) attributable to Sphere Entertainment Co.’s stockholders	$(194,395)	$—	$(60,097)	$(134,298)	$65,400		$(68,898)

Basic earnings (loss) per common share attributable to Sphere Entertainment Co.’s stockholders	$(5.77)						$(2.10	) (g)
Diluted earnings (loss) per common share attributable to Sphere Entertainment Co.’s stockholders	$(5.77)						$(2.10	) (g)
Weighted-average number of common shares outstanding:
Basic	34,255						34,255	(g)
Diluted	34,255						34,255	(g)

Sphere Entertainment Co.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended June 30, 2021

(Dollars in thousands, except per share data)

	(1)	(2)	(3)	(1) + (2) -(3) = (4)
	Historical (a)	Historical Intercompany Eliminations (b)	Distribution of MSGE (c)	Pro Forma Continuing Operations (d)
Revenues	$814,213	$1,729	$82,223	$733,719
Operating expenses:
Direct operating expenses	434,783	1,502	96,094	340,191
Selling, general and administrative expenses	424,355	227	89,529	335,053
Depreciation and amortization	121,999	—	71,576	50,423
Restructuring charges	21,299	—	13,239	8,060

Operating income (loss)	(188,223)	—	(188,215)	(8)
Other income (expense):
Loss in equity method investments	(6,858)	—	—	(6,858)
Interest income	3,222	—	30	3,192
Interest expense	(20,423)	—	(253)	(20,170)
Other income (expense), net	51,488	—	50,622	866

	27,429	—	50,399	(22,970)

Income (loss) from operations before income taxes	(160,794)	—	(137,816)	(22,978)
Income tax benefit (expense)	(5,725)	—	27,263	(32,988)

Net income (loss)	(166,519)	—	(110,553)	(55,966)
Less: Net income (loss) attributable to redeemable noncontrolling interests	(16,269)	—	—	(16,269)
Less: Net income (loss) attributable to nonredeemable noncontrolling interest	(2,099)	—	(694)	(1,405)

Net income (loss) attributable to Sphere Entertainment Co.’s stockholders	$(148,151)	$—	$(109,859)	$(38,292)

Basic earnings (loss) per common share attributable to Sphere Entertainment Co.’s stockholders	$(4.60)			$(1.38	) (g)
Diluted earnings (loss) per common share attributable to Sphere Entertainment Co.’s stockholders	$(4.60)			$(1.38	) (g)
Weighted-average number of common shares outstanding:
Basic	34,077			34,07	7(g)
Diluted	34,077			34,07	7(g)

Sphere Entertainment Co.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended June 30, 2020

(Dollars in thousands, except per share data)

	(1)	(2)	(3)	(1) + (2) -(3) = (4)
	Historical (a)	Historical Intercompany Eliminations (b)	Distribution of MSGE (c)	Pro Forma Continuing Operations (d)
Revenues	$1,436,018	$1,869	$584,190	$853,697
Operating expenses:
Direct operating expenses	790,499	1,666	383,102	409,063
Selling, general and administrative expenses	433,211	203	150,267	283,147
Depreciation and amortization	112,062	—	81,591	30,471
Impairment and other (gains) losses, net	105,817	—	—	105,817
Gain on disposal of assets held for sale and associated settlements	(240,783)	—	(240,783)	—

Operating income (loss)	235,212	—	210,013	25,199
Other income (expense):
Loss in equity method investments	(4,433)	—	—	(4,433)
Interest income	22,227	—	1,476	20,751
Interest expense	(36,564)	—	(425)	(36,139)
Other income (expense), net	35,061	—	37,129	(2,068)

	16,291	—	38,180	(21,889)

Income (loss) from operations before income taxes	251,503	—	248,193	3,310
Income tax benefit (expense)	(101,690)	—	(84,913)	(16,777)

Net income (loss)	149,813	—	163,280	(13,467)
Less: Net income (loss) attributable to redeemable noncontrolling interests	(30,387)	—	—	(30,387)
Less: Net income (loss) attributable to nonredeemable noncontrolling interest	(1,534)	—	(1,066)	(468)

Net income (loss) attributable to Sphere Entertainment Co.’s stockholders	$181,734	$—	$164,346	$17,388

Basic earnings (loss) per common share attributable to Sphere Entertainment Co.’s stockholders	$5.21			$0.50 (g)
Diluted earnings (loss) per common share attributable to Sphere Entertainment Co.’s stockholders	$5.20			$0.50 (g)
Weighted-average number of common shares outstanding:
Basic	34,864			34,864 (g)
Diluted	34,942			34,942 (g)

Sphere Entertainment Co.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of December 31, 2022

(Dollars in thousands)

	(1)	(2)	(1) - (2) = (3)	(4)		(3) + (4) = (5)
	Historical (a)	Distribution of MSGE (h)	Pro Forma Continuing Operations (d)	Transaction Accounting Adjustments	Notes	Pro Forma
ASSETS
Current Assets:
Cash and cash equivalents and restricted cash	$553,736	$153,746	$399,990	$103,746	(i)	$503,736
Accounts receivable, net	208,452	100,820	107,632	—		107,632
Prepaid expenses and other current assets	153,968	103,533	50,435	—		50,435

Total current assets	916,156	358,099	558,057	103,746		661,803
Non-Current Assets:
Property and equipment, net	3,509,473	649,962	2,859,511	—		2,859,511
Right-of-use lease assets	499,279	255,024	244,255	—		244,255
Goodwill	500,181	42,010	458,171	—		458,171
Intangible assets, net	217,181	63,801	153,380	—		153,380
Other non-current assets	207,392	91,817	115,575	—	(j)	115,575

Total assets	$5,849,662	$1,460,713	$4,388,949	$103,746		$4,492,695

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable, accrued and other current liabilities	$584,313	$218,064	$366,249	$13,885	(k), (l)	$380,134
Current portion of long-term debt	102,500	16,250	86,250	—		86,250
Operating lease liabilities, current	67,775	36,623	31,152	—		31,152
Deferred revenue	209,882	189,662	20,220	—		20,220

Total current liabilities	964,470	460,599	503,871	13,885		517,756
Non-Current Liabilities:
Long-term debt, net of deferred financing costs	1,885,251	648,397	1,236,854	—		1,236,854
Operating lease liabilities, non-current	479,991	238,015	241,976	—		241,976
Deferred tax liabilities, net	165,467	73,706	91,761	—		91,761
Other non-current liabilities	145,341	53,101	92,240	—		92,240

Total liabilities	3,640,520	1,473,818	2,166,702	13,885		2,180,587

Commitments and contingencies
Redeemable noncontrolling interests	190,222	—	190,222	—		190,222
Stockholders’ Equity:
Class A Common stock	277	—	277	—		277
Class B Common stock	69	—	69	—		69
Additional paid-in capital	2,322,007	—	2,322,007	—		2,322,007
Retained earnings (accumulated deficit)	(267,909)	20,648	(288,557)	89,861	(i), (j), (k), (l)	(198,696)
Accumulated other comprehensive loss	(48,563)	(33,753)	(14,810)	—		(14,810)

Total Sphere Entertainment Co.’s stockholders’ equity	2,005,881	(13,105)	2,018,986	89,861		2,108,847
Nonredeemable noncontrolling interest	13,039	—	13,039	—		13,039

Total stockholders’ equity	2,018,920	(13,105)	2,032,025	89,861		2,121,886

Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$5,849,662	$1,460,713	$4,388,949	$103,746		$4,492,695

Sphere Entertainment Co.

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information

(Dollars in thousands)

(a)

Represents the Registrant’s historical statements of operations for the six months ended December 31, 2022 and the years ended June 30, 2022, 2021 and 2020 and historical consolidated balance sheet as of December 31, 2022, prior to any adjustments for the Distribution and other pro forma adjustments described below.

(b)

Represents an adjustment to reflect revenues and expenses resulting from transactions between the Registrant and MSGE that were previously eliminated in the consolidation by the Registrant but will no longer be eliminated after the Distribution. Such transactions, instead, will be treated as related-party in nature subsequent to the completion of the Distribution. These transactions relate to (i) the TAO Group Hospitality LLC’s suite license payment for the right to use a specific suite at The Garden and (ii) certain suite catering services provided by TAO Group Hospitality LLC to MSGE.

(c)	Represents the results of operations of MSGE for the six months ended December 31, 2022 and the years ended June 30, 2022, 2021 and 2020 that qualify as discontinued operations under GAAP.

Amounts in this column for the six months ended December 31, 2022 also include $7,947 of transaction costs related to the Distribution and incurred by the Registrant during this period, primarily related to accounting, legal and other advisory fees. Such costs qualify for presentation within discontinued operations under ASC 205-20.

The income tax expense or benefit attributable to continuing and discontinued operations has been determined using the “with-and-without method.” In accordance with ASC 740, Income Taxes, tax effects due to changes in tax laws or rates are included in income tax benefit (expense) attributable to continuing operations.

(d)

Represents the Registrant’s historical results of operations, adjusted to reflect transactions associated with the Distribution that qualify as discontinued operations. Amounts in this column include certain general corporate overhead costs that do not meet the criteria for discontinued operations presentation and thus will be presented in future filings as part of the Registrant’s continuing operations. However, the Registrant expects that a significant portion of these expenses will no longer be incurred by the Registrant subsequent to the Distribution, as reflected in the various pro forma adjustments below.

(e)

Pro forma results from continuing operations of the Registrant include general corporate overhead costs that were historically recorded as the Registrant’s direct operating expenses and selling, general and administrative expenses. Certain of these costs will no longer be incurred by the Registrant subsequent to the Distribution, as the majority of the Registrant’s historical corporate overhead functions were transferred to MSGE. Such costs, however, do not qualify for discontinued operations presentation under GAAP. Accordingly, pro forma adjustments were recorded in the unaudited pro forma condensed consolidated statements of operations to reflect eliminations of these general corporate overhead costs that do not meet the criteria for discontinued operations presentation for the six months ended December 31, 2022 and the year ended June 30, 2022, respectively.

In addition, the Registrant and MSGE entered into a Transaction Services Agreement (“TSA”) and other related agreements upon consummation of the Distribution, which will allow the Registrant to receive corporate-level support from MSGE. The Registrant will be obligated to pay MSGE for such services per the contractual terms of the TSA. As such, pro forma adjustments have been recorded to selling, general and administrative expenses to reflect this contractual arrangement. Such costs partially offset the aforementioned reductions of corporate overhead for the Registrant related to the transfer of corporate functions to MSGE.

Sphere Entertainment Co.

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information

(Dollars in thousands)

The table below reflects the components of this pro forma adjustment for the six months ended December 31, 2022 and the year ended June 30, 2022, respectively:

	For the Six Months Ended December 31, 2022	For the Year Ended June 30, 2022
Removal of historical direct operating expense in continuing operations	$(1,661)	$(3,319)

Net decrease in direct operating expenses	$(1,661)	$(3,319)
Removal of historical selling, general and administrative expense in continuing operations	$(84,449)	$(186,694)
Incremental selling, general and administrative expenses pursuant to the TSA	48,679	96,675

Net decrease in selling, general and administrative expenses	$(35,770)	$(90,019)

(f)

The income tax impact of the pro forma adjustments was determined using blended federal and state statutory tax rates of 29.97% applied to the Registrant’s pro forma adjustments within the unaudited pro forma condensed consolidated statements of operations and adjusted for any changes in the valuation allowance for both the six months ended December 31, 2022 and the year ended June 30, 2022. Adjustments of $11,189 and $27,938 were recorded to increase income tax expense in the unaudited pro forma condensed consolidated statements of operations for the six months ended December 31, 2022 and the year ended June 30, 2022, respectively.

(g)

Pro forma earnings per share and pro forma weighted-average basic shares outstanding are based on the number of shares outstanding had the Distribution taken place during the periods presented. Pro forma diluted weighted-average shares outstanding reflect dilution from the assumed vesting of restricted stock units issued by the Registrant, as well as the exercise of stock options granted by the Registrant.

Potentially dilutive common shares were excluded from the calculation of diluted earnings per share for the six months ended December 31, 2022 and the years ended June 30, 2022 and 2021, as their inclusion was anti-dilutive.

(h)	This adjustment represents the elimination of the historical assets and liabilities of MSGE from the Registrant’s consolidated balance sheet as of December 31, 2022.

(i)

Adjustment reflects the estimated net incremental cash the Registrant receives from MSGE in connection with the Distribution. The amount is based on the expectation that approximately $50 million will be retained by MSGE.

(j)

Adjustment reflects the retention by the Registrant of approximately 33% of the outstanding common stock of MSGE, recorded at approximately 33% of the net carrying value of MSGE as of the date of the Distribution. The net carrying value of MSGE’s net assets as of the date of the Distribution is negative and therefore, the initial carrying value of the retained interest was determined to be zero on the date of the Distribution. As previously discussed herein, this amount will be marked-to-market immediately following the Distribution. As trading has not occurred for the full periods presented in the unaudited pro forma condensed consolidated financial information based on the assumed transaction dates described herein, no pro forma adjustments have been recorded with regard to fair valuation.

Sphere Entertainment Co.

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information

(Dollars in thousands)

(k)

Subsequent to December 31, 2022 and through the date of the Distribution, the Registrant has incurred additional non-recurring costs of approximately $7,740 to complete the Distribution. These costs primarily relate to accounting, legal and other advisory fees associated with separation activities.

(l)

Adjustment reflects the effect of the Employee Matters Agreement, which requires the Registrant to reimburse MSGE for services provided to the Registrant prior to the Distribution. An adjustment of $6,145 was recorded to recognize a net related party payable to MSGE for compensation expense in the unaudited pro forma condensed consolidated balance sheet as of December 31, 2022.